PayPal Funds
Registration No. 811-09381
Form N-SAR
Fiscal Year Ended December 31, 2009

List of attachments in response to Item 77:

Item Number	Attachment
A	Y
B	Y
C	N
D	N
E	N
F	N
G	N
H	N
I	N
J	N
K	N
L	N
M	N
N	N
O	N
P	N
Q1	Y
Q2	N
Q3	N

SUB-ITEM 77Q1: Exhibits.

(e) Second Amendment, dated August 11, 2009, to the Investment Advisory Agreement, dated October 4, 2002, between the Registrant and PayPal Asset Management, Inc., relating to the PayPal Money Market Fund, is incorporated herein by reference to Exhibit (d.4) in the Registrant’s Post-Effective Amendment No. 16, filed with the Commission on February 19, 2010.